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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85435 and 333-37558) and Form S-8 (Nos. 333-56961 and 333-70137) of Brigham Exploration Company of our report dated March 27, 2003 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas
March 27, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS